Certification of CEO Pursuant to Section 302	Exhibit 32
In connection with the quarterly report on Form 10-Q of UTi Worldwide Inc. (the Company) for the quarter ended July 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Roger I. MacFarlane, as Chief Executive Officer of the Company, and Lawrence R. Samuels, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger I. MacFarlane

Name:	Roger I. MacFarlane
Title:	Chief Executive Officer
Date: September 8, 2005

/s/ Lawrence R. Samuels

Name:	Lawrence R. Samuels
Title:	Chief Financial Officer
Date: September 8, 2005
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.